UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934

Filed by the Registrant	☐
Filed by a Party other than the Registrant	☑
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
HEALTHWAREHOUSE.COM, INC.
(Name of Registrant as Specified in its Charter)
RX Investor Value Corporation, Jeffrey T. Holtmeier, Mark Scott, Michael Peppel, Brian A. Ross, and Dr. Stephen J. Weiss
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On August 24, 2016 RX Investor Value Corporation ("RIVC") issued the letter (the "August 24 Letter")  attached hereto and incorporated herein by reference as Exhibit 1 hereto to HealthWarehouse.com, Inc. Also on August 24, 2016, RIVC filed Amendment No. 5 to Schedule 13D in which it disclosed the  August 22 Letter. The disclosure set forth in Item 5 of Amendment No. 4 is filed herewith as Exhibit 2.
RX INVESTOR VALUE CORPORATION ("RIVC") HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF HEALTHWAREHOUSE.COM, INC. (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S 2016 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY RIVC, MARK SCOTT, JEFFREY HOLTMEIER, BRIAN ROSS, MICHAEL PEPPEL AND DR. STEPHEN WEISS AND RELATED PARTICIPANTS IN THE SOLICITATION (COLLECTIVELY, THE "PARTICIPANTS") BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD ARE BEING FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, OKAPI PARTNERS, RIVC'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING OKAPI TOLL-FREE AT 877-259-6290.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE DEFINITIVE SCHEDULE 14A FILED BY RIVC WITH THE SEC. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE. MARK SCOTT OWNS 4,480,861 SHARES OF THE COMPANY. RIVC OWNS 1,100 SHARES OF THE COMPANY. BRIAN ROSS OWNS 0 SHARES OF THE COMPANY. MICHAEL PEPPEL OWNS 0 SHARES OF THE COMPANY. JEFFREY HOLTMEIER OWNS 19,900 SHARES OF THE COMPANY. DR. STEPHEN WEISS OWNS 1,020,000 SHARES OF THE COMPANY.